UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2022

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway, North Sydney NSW Australia	2060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 02 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 8, 2022, Mawson Infrastructure Group Inc. (the “Company”) and its wholly-owned subsidiary, Luna Squares LLC (“Luna”), entered into a First Amendment to Purchase and Sale Agreement (the “Amendment”), whereby Luna, the Company, CleanSpark, Inc. (“CleanSpark”) and CleanSpark’s subsidiary, CSRE Properties Sandersville, LLC (together with CleanSpark, the “Buyer”), agreed to amend certain provisions of the previously announced Purchase and Sale Agreement, dated as of September 8, 2022, by and among the parties (the “PSA”).

Pursuant to the Amendment, (i) the amount of the purchase price to be financed by Luna and evidenced by the Buyer’s issuance of promissory notes was increased from $3.0 million to $6.5 million, (ii) the amount of cash paid by the Buyer to Luna at the closing was decreased from $17.0 million to $13.5 million, (iii) the payment date of the portion of the purchase price financed by Luna and evidenced by promissory notes was moved back from 60 days after the closing to 70 days after the closing, and (iv) certain schedules to the PSA were modified to reflect certain assets no longer being sold as part of the transaction.

The description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 8, 2022, the transactions contemplated by the PSA were consummated (the “PSA Closing,” and such date, the “PSA Closing Date”), including (i) Buyer’s assumption of Luna’s lease for approximately 16.35 acres of real property located in Sandersville, Washington County, Georgia (the “Property”), and purchase from Luna of all personal property situated on the Property, and (ii) Buyer’s payment to Luna of (A) $13.5 million in cash; (B) 1,590,175 shares of common stock, par value $0.001 per share of CleanSpark (the “CleanSpark Common Stock”) (which have a value of $4.8 million based upon the closing price of the CleanSpark Common Stock on October 7, 2022), and (iii) $6.5 million in Luna financing in the form of promissory notes.

The following additional consideration may be payable to Luna following the PSA Closing Date:

i. up to 1,100,890 shares of CleanSpark Common Stock  (the “Earn-out Shares”) (which have a value of $4.5 million based upon the volume weighted average price of the CleanSpark Common Stock over the five trading days immediately preceding the signing date of the PSA), based upon the number of modular data centers on the Property occupied by Luna (“Co-location MDCs”) being emptied and made available for use by the Buyer, with 100% of the Earn-Out Shares being available with respect to Co-location MDCs that are emptied on or before the 195th day after the Closing Date, and 84% of the Earn-out Shares being available with respect to Co-location MDCs that are emptied on the 196th day after the Closing Date, and such percentage being reduced by an additional 1 percentage point until 100 days following the 180th day after the Closing Date, after which further shares of CleanSpark Common Stock can no longer be earned; and

ii. up to an additional $2.0 million in a Luna-financed earn-out payable at least 60 days post-closing if the Buyer is able to utilize at least an additional 150 MW of power on the Property by the six month anniversary of the PSA Closing Date. In the event that the Buyer is able to utilize more than 80 MW but less than 230 MW of power on the Property by the six month anniversary of the PSA Closing Date, then Luna will be entitled to a pro rata portion of such earn-out.

On October 8, 2022, the transactions contemplated by the previously announced Equipment Purchase and Sale Agreement (the “EPSA”) by and among the Company, the Company’s wholly owned subsidiary, Cosmos Infrastructure, LLC (the “Miner Seller”), and CleanSpark’s wholly owned subsidiary, CleanSpark GLP, LLC (the “Miner Purchaser”) were consummated (the “EPSA Closing”) and the Miner Purchaser purchased from the Miner Seller, 6,468 application-specific integrated circuit miners (“ASICs”) for up to $9.48 million in cash, to be paid within 15 days after the EPSA Closing.

Item 7.01. Regulation FD Disclosure.

On October 8, 2022, the Company issued a press release announcing the consummation of the Transaction. A copy of this press release is attached hereto as Exhibit 99.1 and is being furnished with this Current Report on Form 8-K (“Current Report”).

The information set forth under Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely pursuant to this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined balance sheet as of June 30, 2022, and the unaudited pro forma condensed combined statement of operations for the 6 months ended June 30, 2022 and the 12 months ended December 31, 2021, giving effect to the Transaction as if it occurred on June 30, 2022, are filed as Exhibit 99.2 hereto and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
10.1	First Amendment to Purchase and Sale Agreement by and among CSRE Properties Sandersville, LLC, Luna Squares LLC, Mawson Infrastructure Group, Inc. and CleanSpark, Inc., dated October 8, 2022.*
99.1	Press Release dated October 11, 2022.
99.2	Unaudited pro forma condensed combined balance sheet as of June 30, 2022, and the unaudited pro forma condensed combined statement of operations for the 6 months ended June 30, 2022 and the 12 months ended December 31, 2021, giving effect to the Transaction as if it occurred on June 30, 2022.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

The registrant will furnish copies of any such schedules and exhibits to the SEC upon request.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include the possibility that the full consideration possible under the transaction is not earned or received, the Company’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, Quarterly Report on Form 10-Q filed with the SEC on August 22, 2022, and in other filings that the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: October 11 2022	By:	/s/ James Manning
James Manning
Chief Executive Officer

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